UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 2, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2010, Cliffs Natural Resources Inc. (the "Company") entered into a definitive purchase agreement with INR Energy, LLC ("Seller"), to acquire all of the privately held high-volatile metallurgical and thermal coal operations of the seller for $757 million through available liquidity, including cash on hand, and the Company's $600 million credit facility. INR’s operations include two underground continuous mining method metallurgical coal mines — the Powellton and Chilton-Dingess mines, and one open surface mine — the Toney Fork #2 mine. In addition to these mines, INR is currently working on several other development projects within this same complex which Cliffs will actively pursue.

Closing is anticipated to occur within 60 days and is subject to regulatory clearance.

The Membership Interest Purchase Agreement is attached as Exhibit 2(a) to Item 9.01 of this Form 8-K and incorporated in this Item 1.01 by reference.

Item 8.01 Other Events.

Cliffs Natural Resuorces Inc. published a news release dated July 6, 2010 as follows:

Cliffs Natural Resources Inc. Announces Acquisition of INR Energy, LLC’s West Virginia Coal Operations

Complementary Metallurgical and Thermal Coal Mining Complex to Increase Cliffs’ Total Global Coal Equity Production Capacity to Nearly 11 Million Tons by 2012

CLEVELAND—July 6, 2010—Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced that it has entered into a definitive agreement to acquire all of the coal operations of privately owned INR Energy, LLC, a producer and exporter of high-volatile metallurgical and thermal coal. Cliffs said it plans to finance the $757 million acquisition through available liquidity, including cash on hand and the Company’s $600 million credit facility. The transaction is expected to close within 60 days and is subject to customary closing conditions, including Hart-Scott-Rodino review.

"This acquisition represents a compelling opportunity for Cliffs to add complementary high-quality coal products that will immediately contribute to EBITDA and cash flow generation. When combined with our current coal production in West Virginia, Alabama and Queensland, Australia, Cliffs estimates 2011 global equity production capacity of approximately 9 million tons at a split of approximately 7 million tons metallurgical and 2 million tons thermal," commented Joseph A. Carrabba, Cliffs’ chairman, president and chief executive officer. "We currently anticipate expanding INR’s production of high-volatile metallurgical coal to 2.4 million tons by 2012, increasing Cliffs total future global equity coal production capacity to nearly 11 million tons split at 8 million tons metallurgical and 3 million tons thermal."

The acquisition includes a metallurgical and thermal coal mining complex with a state-of-the-art coal preparation and processing facility located in southern West Virginia. This includes a large, long-life reserve base with an estimated 68 million tons of metallurgical coal and 51 million tons of thermal coal. This reserve base would increase Cliffs’ total global reserve base to over 175 million tons of metallurgical coal and over 57 million tons of thermal coal. All current INR operating and near-term development mines are fully permitted for life of mine, which equates to approximately one-third of the reserve base. Under its long-term operating plans, Cliffs would not anticipate a need to bring additional newly permitted mines online prior to 2017.

INR’s coal operations have established customer relationships and in 2009 approximately half of INR’s production was exported. While a vast majority of remaining 2010 production is under contract, production in 2011 and beyond remains largely open. High volatile metallurgical coal volume in 2011 is expected to reach 1.7 million tons, of which 200,000 tons are committed and priced at $100 per short ton f.o.b. mine. Total 2011 production of thermal coal is expected to reach 1.2 million tons, of which 500,000 tons are committed and priced at $66 per short ton f.o.b. mine. Assuming current market pricing of approximately $140 and $75 per short ton f.o.b. mine for uncommitted high-volatile metallurgical and thermal coal production, respectively, and expected cash costs of approximately $70 per ton, the acquisition is expected to contribute significantly to Cliffs’ revenue and EBITDA. In 2011, Cliffs anticipates this business will generate approximately $300 million in revenue and $100 million in EBITDA. Utilizing increased volumes and similar pricing and cost assumptions, in 2012 Cliffs expects this business to generate over $400 million in revenue and approximately $175 million in EBITDA.

Cliffs indicated that INR’s expected 2010 production is split equally between metallurgical and thermal coal products. The metallurgical/thermal coal mix is expected to shift to increased metallurgical coal production with a percentage split of approximately 65/35 in future years based on current production plans.

INR’s operations include two underground continuous mining method metallurgical coal mines — the Powellton and Chilton-Dingess mines and one open surface mine — the Toney Fork #2 mine. In addition to these mines, INR is currently working on several other development projects within this same complex which Cliffs will actively pursue.

Transportation, Logistics and Other Information
Cliffs indicated that INR’s operations also include a state-of-the-art coal preparation and processing facility completed in 2008, along with a new 110-car unit-train batch-weight load out facility with access to the CSX railroad.

Coal from INR-owned mines is processed by INR’s Preparation Plant and then shipped to customers via the CSX rail line and exported from the port of Norfolk, Virginia. The coal products can also be trucked to a wholly owned river loading facility on the Big Sandy River and then barged via the Ohio River system to the port of New Orleans for export. While maintenance capital expenditures are approximately $25 to $30 million annually, growth capital expenditures totaling $125 million are expected to be made by 2012 to support the build-out of additional mine assets and preparation plant infrastructure.

The INR acquisition presents a multi-mine complex that provides several important advantages and features including long-life mine assets, operational flexibility, new equipment and no legacy liability exposure. As development projects evolve into fully operating mines, Cliffs intends to increase INR’s current 400-member labor force to meet estimated production levels. Cliffs said each of the operating mines in West Virginia are currently managed by experienced operators and that the business will be reported in Cliffs North American Coal business segment, led by Donald Gallagher, president of Cliffs’ North American business unit.

Conference Call and Webcast
Cliffs’ executive management will host a conference call today at 10 a.m. ET to discuss the transaction. Interested participants may listen to the call by dialing (877) 485-3104 (for callers within the U.S.) or (201) 689-8579 (for international callers) and referencing code 353490 approximately 15 minutes prior to the call. The webcast can also be accessed at www.cliffsnaturalresources.com.

About Cliffs Natural Resources Inc.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995
This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: the Company’s ability to achieve production, revenue and EBITDA projections; the impact of any increases or decreases in international prices for metallurgical or thermal coal; changes in demand for thermal and metallurgical coal; availability of capital equipment and component parts; availability of transportation capacity; ability to maintain adequate liquidity and on our ability to access capital markets; changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; reductions in current resource estimates; impacts of increasing governmental regulation including failure to receive or maintain required environmental permits; problems with productivity, third party contractors, labor disputes, weather conditions, fluctuations in coal qualities, tons mined, changes in cost factors including energy costs, transportation, mine closure obligations and employee benefit costs; the ability to identify, acquire and integrate INR’s coal assets; and the effect of these various risks on the Company's future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K, Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Jessica Moran
Sr. Investor Relations Analyst
(216) 694-6532
jessica.moran@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

MEDIA CONTACTS:

Dale Hemmila
District Manager, Public Affairs-Michigan
906-475-3870

Maureen Talarico
District Manager, Public Affairs-Minnesota
218-279-6120

James Kosowski
District Manager, Public Affairs-West Virginia and Alabama
304-256-5224

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2(a) Membership Interest Purchase Agreement among Cliffs Natural Resources Inc., INR Energy, LLC, and INR-1 Holdings LLC dated July 2, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

July 7, 2010	By:	James D. Graham

Name: James D. Graham
Title: Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

2.a	Membership Interest Purchase Agreement among Cliffs Natural Resources Inc., INR Energy, LLC, and INR-1 Holdings LLC dated July 2, 2010